Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

10 October 2024

alan.au@harneys.com

+852 5806 7847

060818-0001-AAN

iOThree Limited

Harneys Fiduciary (Cayman) Limited

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

iOThree Limited (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1 (the Registration Statement), including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), relating to the initial public offering (the Public Offering) by the Company of 2,125,000 ordinary shares of par value US$0.00625 per share and up to 318,750 additional ordinary shares of par value US$0.00625 per share as over-allotment option (the IPO Shares) and by the Selling Shareholders (as defined in the Registration Statement) of an aggregate of 500,000 ordinary shares of par value US$0.00625 per share to the underwriter (the Sale Shares); the registration, offering and potential resale of an aggregate of 3,412,500 ordinary shares of par value US$0.00625 per share (the Resale Shares) by the Reselling Shareholder (as defined in the Registration Statement); and the registration, offering and potential sale of the Representative Warrants (as defined in the Registration Statement) to purchase ordinary shares equal to 7% of the total number of ordinary shares sold by the Company and the Selling Shareholders in the Public Offering (the Representative’s Warrant Shares), including the number of ordinary shares upon the exercise of the underwriters’ over-allotment option, as a portion of the underwriting compensation payable to the underwriters in connection with the Public Offering.

We understand that the IPO Shares and the Sale Shares will be sold on a firm commitment basis by Network 1 Financial Securities, Inc. as underwriter of the Public Offering.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: A Au | M Chu | JP Engwirda | Y Fan | P Kay | MW Kwok | IN Mann

R Ng | ATC Ridgers | PJ Sephton

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | Jersey | London | Luxembourg Montevideo | São Paulo | Shanghai | Singapore harneys.com

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company is a company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

2	Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorised share capital of the Company is US$500,000.00 divided into 80,000,000 shares of a par value of US$0.00625 each.

3	Valid Issuance of IPO Shares. The allotment and issue of the IPO Shares as contemplated by the Registration Statement have been duly authorised and the IPO Shares will, when allotted, validly and legally issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the IPO Shares will be validly and legally issued, fully paid and non-assessable.

4	Valid Issuance of Representative Warrant Shares. The allotment and issue of the Representative Warrant Shares as contemplated by the Registration Statement have been duly authorised and the Representative Warrant Shares will, when allotted, validly and legally issued and fully paid for in accordance with the Registration Statement and the terms of the Representative’s Warrants, and when the names of the shareholders are entered in the register of members of the Company, the Representative Warrant Shares will be validly and legally issued, fully paid and non-assessable.

5	Sale Shares. Based on our review of the Documents (as defined in Schedule 1), the Sale Shares to be offered by the Selling Shareholders pursuant to the Registration Statement have been validly and legally issued, fully paid or credited as fully paid and non-assessable, and there will be no further obligation of the holders of any of the Sale Shares to make any further payment to the Company in respect of such Sale Shares.

6	Resale Shares. Based on our review of the Documents (as defined in Schedule 1), the Resale Shares to be offered by the Reselling Shareholder pursuant to the Registration Statement have been validly and legally issued, fully paid or credited as fully paid and non-assessable, and there will be no further obligation of the holders of any of the Resale Shares to make any further payment to the Company in respect of such Resale Shares.

7	Cayman Islands Law. The statements under the caption “Risk Factors”, “Management”, “Material Income Tax Considerations”, “Enforcement of Liabilities” and “Description of Securities” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforcement of Liabilities”, “Material Income Tax Considerations” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

Schedule 1

List of Documents and Records Examined

1	The certificate of incorporation of the Company dated 21 August 2023;

2	The memorandum and articles of association of the Company dated 21 August 2023 and further amended by a special resolution dated 19 January 2024 and a special resolution dated 22 August 2024 (the M&A);

3	The register of directors and officers and register of members of the Company provided to us on 17 January 2024;

Copies of 1 to 3 above have been provided to us by the Company (the Corporate Documents, and together with 4 to 8 below, the Documents).

4	A copy of unanimous written resolutions of the board of directors of the Company dated 24 September 2024 (the Resolutions);

5	A certificate of incumbency in respect of the Company issued by Harneys Fiduciary (Cayman) Limited, the registered office provider of the Company, on 23 September 2024;

6	A certificate of good standing in respect of the Company issued by the Registrar of Companies in the Cayman Islands dated 23 September 2024;

7	A certificate from a director of the Company dated 9 October 2024, a copy of which is attached hereto (the Director’s Certificate); and

8	The Registration Statement filed with the Commission on 10 October 2024.

Schedule 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Documents are authentic, all signatures, initials and seals are genuine.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

5	Resolutions. The Resolutions remain in full force and effect.

6	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

Schedule 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of IPO Shares, that a shareholder shall not, in respect of the relevant IPO Shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

Annex

Director’s Certificate

iOThree Limited
incorporated in the Cayman Islands

Company No. 402716

(the Company)

Director’s Certificate

This certificate is given by the undersigned in his capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2	I, the undersigned, am a director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3	I, the undersigned, confirm in relation to the Company that:

(a)	the memorandum and articles of association of the Company dated 21 August 2023 and further amended by a special resolution dated 19 January 2024 and a special resolution dated 22 August 2024 remain in full force and effect and are otherwise unamended;

(b)	the subscription price in respect of the Sale Shares, Resale Shares and Representative Warrant Shares has been or will, when issued, be paid in full or credited as fully paid;

(c)	the unanimous written resolutions of the board of directors dated 24 September 2024 were executed by all the directors in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

(d)	there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the IPO Shares and Representative Warrant Shares or otherwise performing its obligations under the Registration Statement.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

/s/ KOH Eng Chye
Name:	KOH Eng Chye	Date: 9 October 2024
Director